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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 Current Report
              Pursuant to Section 13 or 15(d) of the Securities and
                              Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): October 23, 2001
                                                        ----------------

                             HELPMATE ROBOTICS INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

Connecticut                           1-14160                   06-1110906
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(State or other jurisdiction      (Commission File Number)     (I.R.S. Employer
of incorporation or organization)                            Identification No.)

      22 Shelter Rock Lane
      DANBURY, CONNECTICUT                             06810
      --------------------                             -----
     (Address of principal executive offices)          (Zip Code)

Registrant's telephone number, including area code: (203) 798-8988
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ITEM 5. OTHER EVENTS

On October 23, 2001, the Company issued a press release to announce that it had entered into a letter of intent with PainCare, Inc., a Nevada corporation ("PainCare"), pursuant to which the Company is proposing to enter into a merger transaction with PainCare whereby, among other things, (a) PaineCare would become a wholly-owned subsidiary of the Company, and (b) PaineCare's stockholders would be issued shares of the Company's common stock which, upon consummation of the transaction, would represent approximately 90% of the outstanding Company stock. The press release is attached hereto as Exhibit 99.1. A copy of the letter of intent, executed September 11, 2001, is attached hereto as, and incorporated here by reference to, Exhibit 99.2.

THE STATEMENTS CONTAINED IN THIS REPORT THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, INCLUDING STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, HOPES, INTENTIONS, ANTICIPATION, PLANS, ESTIMATES, OR LIKELY RESULTS REGARDING THE FUTURE. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS REPORT FALL WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, ARE BASED UPON INFORMATION AVAILABLE TO THE COMPANY AS OF THE DATE THEREOF, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY SUCH FORWARD- LOOKING STATEMENTS. ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THE COMPANY'S CURRENT EXPECTATIONS. FACTORS THAT COULD CAUSE OR CONTRIBUTE TO SUCH DIFFERENCES INCLUDE, BUT ARE NOT LIMITED TO, UNSATISFACTORY DUE DILIGENCE FINDINGS, FAILURE TO ENTER INTO A DEFINITIVE AGREEMENT WITH


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PAINCARE, THE INABILITY OF PARTIES TO HAVE THEIR REGISTRATION STATEMENT DECLARED
EFFECTIVE BY THE SEC AND UNFAVORABLE ECONOMIC AND MARKET CONDITIONS. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD LOOKING STATEMENTS.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned , thereunto duly authorized.

HelpMate Robotics Inc.
----------------------
(Registrant)


/s/ Joseph F. Engelberger
-------------------------
 Joseph F. Engelberger
Chairman and Chief Executive Officer




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